WESTMINSTER PHARMACEUTICALS, LLC

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of October __, 2015 (the “Effective Date”) by and among WESTMINSTER PHARMACEUTICAL, LLC, Inc., a Delaware limited liability Company (the “Company”), TRXADE GROUP, INC., a Delaware corporation and parent to the Company, (the “Parent”), and Gajan A. Mahendiran and Amudha Mahendiran (collectively, the “Purchaser”)

RECITAL

To provide the Company with additional resources to conduct its business, the Purchaser is willing to loan to the Company in three disbursements an aggregate amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1.

AMOUNT AND TERMS OF THE LOAN AND WARRANTS

1.1

The Loan.  Subject to the terms of this Agreement, the Purchaser agrees to lend to the Company at the Closing (as hereinafter defined) the loan amounts on the dates set forth on the Schedule of Payments attached to this Agreement (each, a “Loan Amount”), which include the profit sharing percentages, against the issuance and delivery by the Company of a convertible promissory note for such amount, in substantially the form attached hereto as EXHIBIT A (each, a “Note” and collectively, the “Notes.” The Purchaser hereby agrees to make all three disbursements on the Schedule of Payments and the Company hereby agrees to accept such loan amounts in exchange for the consideration provided herein.

1.2

Warrants.  In connection with the Note, the Parent shall issue a security purchase warrant allowing the Purchaser to purchase a number of shares of restricted Common Stock equal to one (1) share of Common Stock of the Parent for every THREE DOLLARS ($3.00) of the Loan Amount received by the Company (rounded to the nearest whole share, i.e. no fractional shares), at an initial exercise price per security equal to $0.01 per share, exercisable for a period of five (5) years from the date of issuance of the Warrant, such warrant being in the form attached hereto as EXHIBIT B (as may be amended or modified from time to time, the “Warrant”), but the initial investment of $450,000 shall include an additional Warrant to purchase 10,000 shares of Common Stock on the same terms above.

2.

CLOSING AND DELIVERY

2.1

Closing.  The closing of the sale and purchase of the Note (the “Closing”) shall be held on the Effective Date, and later Notes at such other times as described on the Schedule of Payments (such date is hereinafter referred to as the “Closing Date”).

2.2

Subsequent Sales of Notes.  The Purchaser shall pay the loan amounts on the Schedule of Payments on the dates provided.  The first closing and payment shall occur upon the signing of this Note, and all such later payments made as additional closings (each an “Additional Closing”) shall be obligatory and made on the dates provided in the Schedule of Payments and under the terms and conditions set forth in this Agreement, and (i)  the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the Closing and the Company shall have no obligation to update any disclosure related thereto, and (ii) the representations and warranties of the Purchaser in Section 4 hereof shall speak as of such Additional Closing.  Any Notes sold pursuant to this Section 2.2 shall be deemed to be “Notes,” for all purposes under this Agreement.

2.3

Delivery.  At the Closing and each Additional Closing (i) the Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s Loan Amount; and (ii) the Company shall issue and deliver to each Purchaser: (a) Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount, and (b) a Warrant from the Parent as described in Section 1.2 hereof.

3.

REPRESENTATIONS, WARRANTIES THE COMPANY

The Company hereby represents and warrants to each Purchaser as of the Closing as follows:

3.1

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2

Corporate Power.  The Company and Parent have all requisite corporate power to execute and deliver this Agreement, to issue each Note (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents.

3.3

Authorization.  All corporate action on the part of the Company and Parent, its directors and its stockholders necessary for the authorization of the Loan Documents and the execution, delivery and performance of all obligations of the Company under the Loan Documents, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities.  The Loan Documents, when executed and delivered by the Company and/or the Parent, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The Conversion Securities, when issued in compliance with the provisions of the Loan Documents will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.4

Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

3.5

Compliance with Laws.  To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

3.6

Compliance with Other Instruments.  The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated by the Loan Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  The sale of the Notes and the subsequent issuance of the Conversion Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.7

Offering.  Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and are exempt from registration and qualification under the registration, permit, or qualification requirements of all applicable state securities laws.

3.8

Use of Proceeds.  The Company shall use the proceeds of sale and issuance of the Notes for the operation of its private label pharmaceutical distribution business, including inventory purchases and for general working capital purposes.

3.9

Additional Information.  The Parent is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Parent can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  Purchaser acknowledges that Purchaser has made the decision to invest in the Notes and Warrants solely on the basis publicly available information about the Company and/or Parent in the Parent’s filings with the Securities and Exchange Commission (collectively those filing, including the 1934 Act Filings, shall be referred to as “Public Information”), and that such Public Information currently contains only limited financial data about the Company and Parent.  Purchaser acknowledges that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Company or Parent has given Purchaser any information or made any representations, oral or written, other than as provided in the Public Information, on which Purchaser has relied upon in deciding to invest in the Notes and Warrants, including without limitation, any information with respect to future acquisitions, products, performance, financial projections or anticipated operations of the Company or the economic returns which may accrue as a result of this investment.  The following 1934 Filings, as filed with the Commission by the Parent, are incorporated herein by reference to the Parent’s Public Information :

(a)

Quarterly Report on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2014

(b)

Annual Report on Form 10-K for the year ended December 31, 2014;

(c)

Amended Annual Report on Form 10-K/1 for the year ended December 31, 2014.

(d)

Registration Statement on Form 10, as amended, originally filed with the Securities and Exchange Commission on June 11, 2014, as amended.

The Company shall provide, without charge, to Purchaser, upon written or oral request, a copy of any and all of the above Public Information.

IF THERE ARE ANY REQUESTS FOR ANY OTHER DOCUMENTS PLEASE CONTACT:

Suren Ajjarapu. Chief Executive Officer

Trxade Group, Inc., 1115 Gunn Hwy., Odessa, Florida 33556

Email: suren@trxade.com  Phone: (813) 601-3533

4.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1

Purchase for Own Account.  The Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2

Information and Sophistication.  Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and/or the Parent and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3

Ability to Bear Economic Risk.  The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4

Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)

There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)

The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(c)

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

4.5

Accredited Investor Status.  The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

5.

FURTHER AGREEMENTS

5.1

“Market Stand-Off” Agreement.  The Purchaser agrees that such Purchaser shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Parent held by such Purchaser (other than those included in the registration) during the 180-day period following the effective date of the Parent’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided that all officers and directors of the Parent are bound by and have entered into similar agreements.  The Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or Parent or the underwriters that are consistent with the Purchaser’s obligations under Section 5.1 or that are necessary to give further effect to this Section 5.1.  In addition, if requested by the Parent or the representative of the underwriters of Common Stock (or other securities) of the Parent, the Purchaser shall provide, within 10 days of such request, such information as may be required by the Parent or such representative in connection with the completion of any public offering of the Parent’s securities pursuant to a registration statement filed under the Act.  The obligations described in this Section 5.1 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

5.2

Further Assurances.  The Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company and/or Parent such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.

MISCELLANEOUS

6.1

Binding Agreement. The obligations hereunder may not be assigned without consent of all parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Florida as applied to agreements among Florida residents, made and to be performed entirely within the State of Florida, without giving effect to conflicts of laws principles.  Any action to enforce or interpret this Agreement, or to resolve disputes over this Agreement between the Company, the Parent and the Purchaser, will be settled by arbitration in accordance with the rules of the American Arbitration Association. Arbitration will be the exclusive dispute resolution process, and arbitration will be a held in Tampa, Florida.  Any Party may commence arbitration by sending a written demand for arbitration to the other Parties. The demand will set forth the nature of the matter to be resolved by arbitration. The Company will select the place of arbitration. The substantive law of the state of Florida will be applied by the arbitrator to the resolution of the dispute. The Parties will share equally all initial costs of arbitration. The prevailing Party will be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator will be final, binding, and conclusive on all Parties. Judgment may be entered on any such decision in accordance with applicable law in any court having jurisdiction of it. The arbitrator (if permitted under applicable law) or the court may issue a writ of execution to enforce the arbitrator’s decision.  TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS SUBSCRIPTION, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

6.3

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address on the signature page below, and to Purchaser at the addresses set forth on the signature page attached hereto or at such other addresses as the Company or Purchaser may designate by 10 days advance written notice to the other parties hereto.

6.6

Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company, the Parent and the Purchaser.

6.7

Expenses.  The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

6.8

Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company or Parent under the Loan Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

6.9

Entire Agreement.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

IN WITNESS WHEREOF, the parties have executed this CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY:

WESTMINSTER PHARMACEUTICAL, LLC.

By: ____________________________________

Suren Ajjarapu. Chief Executive Officer

WESTMINSTER PHARMACEUTICAL, LLC, 1115 Gunn Hwy., Odessa, Florida 33556

PARENT:

TRXADE GROUP, INC.

By: ____________________________________

Suren Ajjarapu. Chief Executive Officer

TRXADE GROUP, INC., 1115 Gunn Hwy., Odessa, Florida 33556

PURCHASER:

By: ____________________________________

Gajan A. Mahendiran and Amudha Mahendiran

Address:

____________________________________

____________________________________

____________________________________

SCHEDULE OF PAYMENTS

Loan Amount	Payment Date	Cumulative Profit Percentage Participation of Net Profit
$450,000	October __, 2015	7.5%
$550,000	December 31, 2015	16.67%
$500,000	February 1, 2016	25%
Total: $1,500,000		25%